Exhibit 99.1
Contacts:
Eric Brielmann / Andi Salas
Joele Frank, Wilkinson Brimmer Katcher
212.355.4449
MORGANS HOTEL GROUP REPORTS
THIRD QUARTER 2007 RESULTS
-Strong RevPAR Growth-
-Significant EBITDA Growth-
NEW YORK, NY – November 7, 2007 – Morgans Hotel Group Co. (NASDAQ: MHGC) (“MHG”) today reported financial results for the third quarter 2007.
Highlights
For the third quarter 2007, revenue per available room (“RevPAR”) for Comparable Hotels1 increased by 11.5% from the third quarter 2006. The increase was driven by growth in both average daily rate (“ADR”) and occupancy. Comparable Hotel ADR rose by 9.0% to $321.94 and occupancy grew by 2.3% to 80.8% for the third quarter. Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA,” as further described below) increased by 34% from the prior year period to $24.0 million. Excluding the results of Royalton, which was closed for renovation during the quarter, Adjusted EBITDA rose by 46%. Adjusted EBITDA margins at Comparable Hotels increased by approximately 100 basis points as compared to the third quarter 2006.
MHG is making significant progress with the repositioning of its existing assets. Royalton in New York held its grand reopening in October with more luxurious rooms, a redesigned lobby and an exciting new restaurant. At Delano in South Beach, MHG is completing the renovation of the remaining 30% of rooms this month, completing the upgrade of the spa and gym, and building a new nightclub designed by Lenny Kravitz and Kravitz Design. MHG also began the renovation of Mondrian in Los Angeles in September, with a second quarter 2008 target completion date. In September, MHG opened a new Bungalow 8 nightclub at St Martins Lane in London. MHG intends to continue to capitalize on opportunities to add value to existing hotels including planned renovations of Morgans and the utilization of excess space at Hudson in New York.
“With the combination of strong Comparable Hotel operating growth, new projects underway and increased financial capacity, we believe we are well positioned for the future,” said David T. Hamamoto, Chairman of MHG. “Since July, we have completed new financings which have raised over $200 million of net proceeds and positioned MHG for further growth. We have a well-defined growth plan, with a primary focus on our Mondrian and Delano brands. We now have six Mondrian hotels and two Delano hotels open or under development. We believe our business model of growing through minority equity investments with partners coupled with long-term management agreements should generate high returns on investment, with management fees alone having the potential to yield a significant return on invested capital.”
“We achieved another quarter of outstanding results, which reflects the strength of our brands and our presence in favorable markets,” said Fred Kleisner, interim President and Chief Executive Officer of MHG. “RevPAR growth at our Comparable Hotels during the third quarter

[1]	“Comparable Hotels” includes all hotels operated by MHG except for hotels added during or after the relevant comparison period for the prior year, hotels under renovation and development projects. Comparable Hotels for the third quarter 2007 excludes Royalton, which was closed for renovation in June 2007, Mondrian Scottsdale, which was added in May 2006 and under renovation in the third quarter of 2006, and the Hard Rock Hotel & Casino in Las Vegas (“Hard Rock”), which was added in February 2007.

was once again well in excess of industry averages, and our new and renovated properties are further accelerating our growth.”
Third Quarter Operating Results
RevPAR for MHG’s Comparable Hotels was $260.13, an increase of 11.5%, or 9.6% excluding the effects of currency fluctuations (“Constant Dollars”), for the third quarter 2007 over the comparable period in 2006. The growth in RevPAR was driven by strong market trends in Miami, New York and San Francisco. MHG’s hotels benefited from both strong business and leisure demand, including an increase in foreign travel in MHG’s key gateway markets in the quarter. The Delano hotel in South Beach continues to achieve high RevPAR growth following its partial renovation last year with RevPAR rising by 15.9% in the third quarter and 16.1% year to date. The Royalton hotel in New York was closed for renovations starting in June and just re-opened in October. During the last two weeks of October, when all the rooms were back in service, ADR was up 20.5% over the same period in October 2006.
At our new hotels, Hard Rock and Mondrian Scottsdale, MHG achieved significant ADR increases due to the implementation of revenue management strategies. For the third quarter 2007, Hard Rock achieved a 96.1% occupancy rate and a $226.48 ADR. This represents a 13.5% increase in ADR and an 11.6% increase in RevPAR over the comparable period last year when it was operated by prior management.
MHG recorded a net loss of $10.0 million for the third quarter of 2007, compared to a net loss of $0.7 million for the third quarter of 2006. Results included a non-cash charge for stock compensation expense of $7.3 million and other costs of $2.5 million in connection with the resignation of MHG’s former CEO.
Balance Sheet and Financing
As of September 30, 2007, consolidated debt, which includes long-term debt and capital lease obligations, was $581.1 million including $79.4 million of lease obligations related to Clift. Approximately 95% of MHG’s long-term debt at September 30, 2007 was at fixed rates, either directly or as a result of hedging arrangements.

On July 25, 2007, MHG completed a stock offering of 12.2 million shares at a price of $22.50, which included 2.8 million shares sold by MHG and 9.4 million shares sold by certain selling stockholders. MHG realized $59.5 million in net proceeds.
As of September 30, 2007, MHG had approximately $235.7 million invested in non-EBITDA producing assets including consolidated assets, equity investments in joint ventures and its proportionate share of joint venture debt. These projects included Mondrian South Beach, excess land and branding rights at Hard Rock, Mondrian Las Vegas, Delano Las Vegas, the Delano expansion, Mondrian SoHo and Mondrian Chicago.
On October 17, 2007, MHG issued $172.5 million of its 2.375% Senior Subordinated Convertible Notes (the “Notes”) in a private offering. The Notes are senior subordinated unsecured obligations of MHG and can be converted into shares of MHG’s common stock under certain circumstances and upon the occurrence of specified events. The Notes are guaranteed on an unsecured senior subordinated basis by MHG’s operating company, Morgans Group LLC. Interest on the Notes is payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2008.
In connection with the issuance of the Notes, MHG entered into convertible note hedge and warrant transactions (the “Hedge Transactions”). The Hedge Transactions are intended to reduce the potential dilution to holders of MHG common stock upon conversion of the Notes and generally have the effect of increasing the conversion price from the initial price of $26.89 up to approximately $40.00 per share. The net price paid for the Hedge Transactions was $24.1 million. MHG received net proceeds from the Notes offering of $142.7 million after fees and expenses and the net cost of the Hedge Transactions, and utilized $25.0 million to repay all outstanding borrowings under the revolving credit facility with the remainder available for general corporate purposes.
Development Activity
The following outlines the anticipated opening dates of MHG’s new projects and expected completion dates of its renovation projects:

	2007	2008	2009	2010
Delano Renovations	x
Mondrian South Beach		x
Mondrian Los Angeles Renovations		x
Hard Rock Expansion			x
Mondrian SoHo			x
Delano Expansion			x
Mondrian Chicago				x
Delano Las Vegas				x
Mondrian Las Vegas				x

In October 2007, MHG unveiled the newly redesigned Royalton, which had undergone a $17.5 million renovation project. MHG partnered with Roman & Williams to re-image and redesign Royalton’s historic lobby, bar, restaurant, and penthouses.
In September 2007, MHG began the renovation of Mondrian in Los Angeles and expects to complete the project in the second quarter of 2008. Also in September 2007, MHG opened a new Bungalow 8 nightclub at St Martins Lane in London.
In October 2007, MHG unveiled the newly redesigned Royalton, which had undergone a $17.5 million renovation project. MHG partnered with Roman & Williams to re-image and redesign Royalton’s historic lobby, bar, restaurant, and penthouses.
Guidance For 2007
The statements below represent MHG’s outlook for its business for the fiscal year ending December 31, 2007. Based upon the third quarter 2007 results and upon MHG’s expectations for continued growth in the U.S. economy, moderate inflation levels, moderate hotel supply growth, demand growth in the luxury lodging sector and in particular, in MHG’s markets, MHG is maintaining its Comparable Hotel RevPAR growth target and reiterating its total revenues and Adjusted EBITDA expectations for the full year 2007 as follows:
2007 Guidance:

Comparable Hotel RevPAR Growth:	9% to 11%
Total Revenues:	In excess of $300 million
Adjusted EBITDA:	In excess of $110 million
Due to the ramp up at Hard Rock and Mondrian Scottsdale and the renovations at existing hotels, MHG believes that the projected 2007 Adjusted EBITDA level is not indicative of the normalized “run rate” Adjusted EBITDA of the portfolio.

Conference Call
MHG will host a conference call to discuss the third quarter financial results today at 5:00 PM Eastern time.
The call will be webcast live over the Internet at www.morganshotelgroup.com under the About Us, Investor Overview section. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.
The call can also be accessed live over the phone by dialing 800-683-1525 or 973-872-3197 for international callers; the password is 9378275. A replay of the call will be available two hours after the call and can be accessed by dialing 877-519-4471 or 973-341-3080 for international callers; the password is 9378275. The replay will be available from November 8, 2007 through November 15, 2007.
About Morgans Hotel Group
Morgans Hotel Group Co. (NASDAQ: MHGC), which is widely credited with establishing and developing the rapidly expanding boutique hotel sector, operates and owns, or has an ownership interest in, Morgans, Royalton and Hudson in New York, Delano and The Shore Club in Miami, Mondrian in Los Angeles and Scottsdale, Clift in San Francisco, and Sanderson and St Martins Lane in London. In February 2007, MHG and an equity partner acquired the Hard Rock Hotel & Casino in Las Vegas and related assets. MHG has other property transactions in various stages of completion including projects in Miami Beach, Florida, Chicago, Illinois, SoHo, New York and Las Vegas, Nevada, and continues to vigorously pursue its strategy of developing unique properties at various price points in international gateway cities and select resort destinations. For more information please visit www.morganshotelgroup.com.
Forward-Looking and Cautionary Statements
Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, risks related to obtaining financing on favorable terms, if at all, construction delays, complications in obtaining necessary zoning, occupancy and other governmental permits and cost overruns; downturns in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; risks related to natural disasters, such as earthquakes and hurricanes; risks associated with the acquisition, development and integration of properties; the seasonal nature of the hospitality business; changes in the tastes of our customers; increases in real property tax rates; increases in interest rates and operating costs; the impact of any material litigation; the loss of key members of our senior management; general volatility of the capital markets and our ability to access the capital markets; and changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in MHG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other documents filed by MHG with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and MHG assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.
###

Income Statement
(In Thousands, except per share amounts)	Three Months Ended Sept. 30		Nine Months Ended Sept. 30
	2007	2006	2007	2006 (1)
Revenues :
Rooms	$39,974	$40,082	$132,502	$119,952
Food & beverage	24,222	21,333	76,572	66,167
Other hotel	3,182	3,315	10,425	11,209

Total hotel revenues	67,378	64,730	219,499	197,328
Management fees	4,720	1,974	13,691	6,345

Total revenues	72,098	66,704	233,190	203,673

Operating Costs and Expenses :
Rooms	11,061	10,909	36,044	31,544
Food & beverage	16,185	14,800	50,977	42,994
Other departmental	1,846	1,701	5,816	5,528
Hotel, selling, general and administrative	13,742	13,824	43,845	40,578
Property taxes, insurance and other	3,534	3,852	13,490	11,700

Total hotel operating expenses	46,368	45,086	150,172	132,344
Corporate expenses :
Stock based compensation	10,664	2,134	16,065	5,294
Other	7,451	4,588	20,664	13,939
Depreciation and amortization	5,055	4,563	14,739	15,323

Total operating costs and expenses	69,538	56,371	201,640	166,900
Operating income	2,560	10,333	31,550	36,773

Interest expense, net	10,690	12,584	32,504	35,537
Equity in loss (earnings) of unconsolidated joint ventures	5,931	(1,621)	12,867	(1,493)
Minority interest in joint ventures	461	594	2,583	3,179
Other non-operating (income) loss	3,229	299	(888)	653

Pre tax income	(17,751)	(1,523)	(15,516)	(1,103)
Income taxes expense (benefit)	(7,415)	(760)	(6,498)	12,064

Net income (loss) before minority interest	(10,336)	(763)	(9,018)	(13,167)

Minority interest	(310)	(59)	(274)	(303)

Net income (loss)	$(10,026)	$(704)	$(8,744)	$(12,864)

Diluted income (loss) per share	$(0.29)	$(0.02)	$(0.27)	$(0.27) (2)

(1)	Includes results of our predecessor from January 1, 2006 through February 16, 2006.

(2)	Loss per share represents the loss for Morgans Hotel Group Co. from February 17, 2006, the date of the IPO, to June 30, 2006 over the number of shares outstanding in that period.

Hotel Operating Statistics	( In Actual Dollars)			(In Actual Dollars)			(In Constant Dollars, if different)			(In Constant Dollars, if different)
	Three Months			Nine Months			Three Months			Nine Months
	Ended Sept. 30%			Ended Sept. 30%			Ended Sept. 30%			Ended Sept. 30%
	2007	2006	Change	2007	2006	Change	2007	2006	Change	2007	2006	Change
Morgans
Occupancy	84.5%	83.1%	1.7%	85.7%	83.7%	2.4%
ADR	$333.82	$298.14	12.0%	$314.19	$291.59	7.8%
RevPAR	$282.08	$247.75	13.9%	$269.26	$244.06	10.3%

Hudson
Occupancy	94.1%	91.5%	2.8%	91.4%	85.7%	6.7%
ADR	$267.26	$248.18	7.7%	$261.84	$244.76	7.0%
RevPAR	$251.49	$227.08	10.7%	$239.32	$209.76	14.1%

Delano (1)
Occupancy	57.4%	54.1%	6.1%	73.7%	71.1%	3.7%
ADR	$401.89	$367.76	9.3%	$549.09	$490.15	12.0%
RevPAR	$230.68	$198.96	15.9%	$404.68	$348.50	16.1%

Mondrian LA (2)
Occupancy	81.2%	82.8%	-1.9%	83.7%	81.7%	2.4%
ADR	$333.71	$307.27	8.6%	$324.34	$316.68	2.4%
RevPAR	$270.97	$254.42	6.5%	$271.47	$258.73	4.9%

Clift
Occupancy	81.0%	79.8%	1.5%	73.2%	70.9%	3.2%
ADR	$257.68	$235.16	9.6%	$256.13	$234.88	9.0%
RevPAR	$208.72	$187.66	11.2%	$187.49	$166.53	12.6%

Total Owned — Comparable
Occupancy	84.7%	83.0%	2.0%	84.1%	80.2%	4.9%
ADR	$288.90	$265.81	8.7%	$301.57	$280.92	7.4%
RevPAR	$244.70	$220.62	10.9%	$253.62	$225.30	12.6%

St. Martins Lane
Occupancy	78.2%	77.3%	1.2%	77.4%	77.6%	-0.3%	78.2%	77.3%	1.2%	77.4%	77.6%	-0.3%
ADR	$460.07	$415.96	10.6%	$448.37	$380.90	17.7%	$452.30	$440.84	2.6%	$448.37	$416.22	7.7%
RevPAR	$359.77	$321.54	11.9%	$347.04	$295.58	17.4%	$353.70	$340.77	3.8%	$347.04	$322.99	7.4%

Sanderson
Occupancy	81.6%	79.3%	2.9%	77.4%	77.7%	-0.4%	81.6%	79.3%	2.9%	77.4%	77.7%	-0.4%
ADR	$536.55	$507.38	5.7%	$521.08	$458.81	13.6%	$527.49	$537.72	-1.9%	$521.08	$501.34	3.9%
RevPAR	$437.82	$402.35	8.8%	$403.32	$356.50	13.1%	$430.43	$426.41	0.9%	$403.32	$389.54	3.5%
Shore Club
Occupancy	60.5%	57.6%	5.0%	66.0%	66.7%	-1.0%
ADR	$320.06	$282.71	13.2%	$426.81	$360.74	18.3%
RevPAR	$193.64	$162.84	18.9%	$281.69	$240.61	17.1%

System-wide — Comparable
Occupancy	80.8%	79.0%	2.3%	80.7%	78.1%	3.3%	80.8%	79.0%	2.3%	80.7%	78.1%	3.3%
ADR	$321.94	$295.36	9.0%	$340.25	$309.47	9.9%	$319.57	$298.23	7.2%	$340.25	$314.08	8.3%
RevPAR	$260.13	$233.33	11.5%	$274.58	$241.70	13.6%	$258.21	$235.60	9.6%	$274.58	$245.30	11.9%

Royalton (3)
Occupancy	0.0%	86.3%	-100.0%	86.9%	86.4%	0.6%
ADR	$—	$319.40	-100.0%	$328.92	$316.62	3.9%
RevPAR	$—	$275.64	-100.0%	$285.83	$273.56	4.5%

Mondrian Scottsdale (4)
Occupancy	52.1%	42.7%	22.0%	59.1%	46.1%	28.2%
ADR	$151.08	$137.81	9.6%	$198.18	$150.11	32.0%
RevPAR	$78.71	$58.84	33.8%	$117.12	$69.20	69.3%

Hard Rock (4)
Occupancy	96.1%	97.7%	-1.6%	94.9%	95.9%	-1.0%
ADR	$226.48	$199.53	13.5%	$219.50	$194.72	12.7%
RevPAR	$217.65	$194.94	11.6%	$208.31	$186.74	11.6%

(1)	Hotel was under renovation in both the third quarter of 2007 and 2006 with a relatively equal number of rooms out of service in both periods.

(2)	Hotel was under renovation beginning in September 2007.

(3)	Hotel was closed for renovation from June 2007 through September 2007. Occupancy statistics are presented for periods when the hotel was open.

(4)	For comparison purposes, includes periods when MHG did not operate the hotel.

Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
We believe that earnings before interest, income taxes, depreciation and amortization (EBITDA) is a useful financial metric to assess our operating performance before the impact of investing and financing transactions and income taxes. It also facilitates comparison between us and our competitors. Given the significant investments that we have made in the past in property, plant and equipment, depreciation and amortization expense comprises a meaningful portion of our cost structure. We believe that EBITDA will provide investors with a useful tool for assessing the comparability between periods because it eliminates depreciation and amortization expense attributable to capital expenditures.
We disclose Adjusted EBITDA because we believe it provides a meaningful comparison to our EBITDA as it excludes other non-operating (income) expenses that do not relate to the on-going performance of our assets and excludes the operating performance of assets in which we do not have a fee simple ownership interest. It also excludes stock-based compensation expense.
The use of EBITDA and Adjusted EBITDA has certain limitations. Our presentation of EBITDA and Adjusted EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not reflect capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation, interest and income tax expense, capital expenditures and other items both in our reconciliations to our GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. The term EBITDA is not defined under accounting principles generally accepted in the United States, or U.S. GAAP, and EBITDA is not a measure of net income, operating income, operating performance or liquidity presented in accordance with U.S. GAAP. In addition, EBITDA is impacted by reorganization of businesses and other restructuring-related charges. When assessing our operating performance, you should not consider this data in isolation, or as a substitute for our net income, operating income or any other operating performance measure that is calculated in accordance with U.S. GAAP. In addition, our EBITDA may not be comparable to EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as we do.
Adjusted Debt
We disclose Adjusted Debt because we believe it provides a more meaningful comparison to our Adjusted EBITDA and is a useful tool to assess the value of MHG. Adjusted Debt is defined as long-term debt and capital lease obligations under U.S. GAAP less the lease obligation related to Clift.

A reconciliation of net income (loss), the most directly comparable U.S. GAAP measures, to EBITDA and Adjusted EBITDA for each of the respective periods indicated is as follows:
EBITDA Reconciliation
(In Thousands)

	Three Months		Nine Months
	Ended Sept. 30		Ended Sept. 30
	2007	2006	2007	2006 (1)
Net income (loss)	$(10,026)	$(704)	$(8,744)	$(12,864)
Interest expense,net	10,690	12,584	32,504	35,537
Income tax expense	(7,415)	(760)	(6,498)	12,064
Depreciation and amortization expense	5,055	4,563	14,739	15,323
Proportionate share of interest expense from unconsolidated joint ventures	11,316	516	24,626	3,813
Proportionate share of depreciation expense from unconsolidated joint ventures	2,221	1,157	6,528	3,598
Proportionate share of depreciation expense of consolidated joint ventures	(228)	(115)	(444)	(369)
Minority interest	(310)	(59)	(274)	(303)

EBITDA	11,303	17,182	62,437	56,799

Add : Other non operating expense (income)	3,229	299	(888)	653
Add : Other non operating expense (income) from unconsolidated joint ventures	799		3,229
Less : Clift	(1,969)	(1,647)	(4,857)	(3,887)
Add : Stock based compensation	10,664	2,134	16,065	5,294

Adjusted EBITDA	$24,026	$17,968	$75,986	$58,859

(1)	Includes results of our predecessor from January 1, 2006 through February 16, 2006.

Room Revenue Analysis

	Three Months			Nine Months
	Ended Sept. 30%			Ended Sept. 30%
(In Thousands, except percentages)	2007	2006	Change	2007	2006 (1)	Change
Morgans	$2,931	$2,577	14%	$8,304	$7,532	10%
Hudson	18,619	16,819	11%	52,576	46,082	14%
Delano	4,140	3,550	17%	21,536	18,452	17%
Mondrian	5,911	5,544	7%	17,560	16,748	5%
Clift	6,969	6,266	11%	18,590	16,509	13%

Total Owned — Comparable	38,570	34,756	11%	118,566	105,323	13%

Royalton (2)	—	4,286	N/A	7,733	12,624	-39%
Mondrian Scottsdale (3)	1,404	1,040		6,203	2,005

Total Owned	$39,974	$40,082	0%	$132,502	$119,952	10%
Hotel Revenue Analysis

	Three Months			Nine Months
	Ended Sept. 30%			Ended Sept. 30%
(In Thousands, except percentages)	2007	2006	Change	2007	2006 (1)	Change
Morgans	$5,745	$5,274	9%	$16,900	$15,784	7%
Hudson (4)	25,327	21,853	16%	70,789	60,562	17%
Delano	9,093	8,148	12%	41,896	38,316	9%
Mondrian	12,569	11,825	6%	35,860	34,174	5%
Clift	11,240	10,234	10%	31,189	28,116	11%

Total Owned — Comparable	63,974	57,334	12%	196,634	176,952	11%

Royalton (2)	—	5,565	N/A	10,286	16,758	-39%
Mondrian Scottsdale (3)	3,404	1,831		12,579	3,618

Total Owned	$67,378	$64,730	4%	$219,499	$197,328	11%

(1)	Includes results of our predecessor from January 1, 2006 through February 16, 2006.

(2)	Hotel was closed for renovation beginning in June 2007.

(3)	Hotel was acquired in May 2006 and was under renovation during the three months ended September 30, 2006.

(4)	Includes $1,500,000 and $3,150,000 of catering revenue for the three and nine months ended September 30, 2007. Catering operations were run by a third party in 2006.

Hotel EBITDA Analysis

	Three Months			Nine Months
	Ended Sept. 30%			Ended Sept. 30%
(In Thousands, except percentages)	2007	2006	Change	2007	2006 (1)	Change
Morgans	$1,326	$1,107	20%	$3,691	$3,317	11%
Hudson	10,173	9,332	9%	27,568	24,529	12%
Delano	1,785	1,329	34%	14,553	13,173	10%
Mondrian	4,867	4,519	8%	13,504	13,024	4%
Clift	1,969	1,647	20%	4,857	3,887	25%

Owned Comparable Hotels	20,120	17,934	12%	64,173	57,930	11%

St Martins Lane	1,974	1,803	9%	5,948	4,903	21%
Sanderson	1,594	1,442	11%	3,342	3,441	-3%
Shore Club	108	49	120%	661	560	18%

Joint Venture Comparable Hotels	3,676	3,294	12%	9,951	8,904	12%

Total Comparable Hotels	23,796	21,228	12%	74,124	66,834	11%

Royalton — Owned (2)	—	1,561	N/A	2,582	4,395	-41%
Mondrian Scottsdale — Owned (3)	(321)	(560)		(476)	(889)
Hard Rock — Joint Venture (4)	4,696			11,531

Total Hotels	28,171	22,229	27%	87,761	70,340	25%

(1)	Includes results of our predecessor from January 1, 2006 through February 16, 2006.

(2)	Hotel was closed for renovation beginning in June 2007.

(3)	Hotel was acquired in May 2006.

(4)	Hotel was added in February 2007.

Balance Sheet
(In Thousands)

	Sept 30,	Dec 31,
	2007	2006
Cash	$42,760	$27,549
Restricted cash	28,197	24,368
Property and equipment	522,421	494,537
Goodwill	73,698	73,698
Accounts receivable	14,055	12,253
Prepaid expenses and other assets	11,724	8,175
Investments in joint ventures	113,859	30,400
Other assets	21,005	87,026

Total assets	827,719	758,006

Long-term debt	501,739	474,460
Capital lease obligations — Clift	79,408	78,737
Accounts payable and accrued expenses	45,470	35,039
Other liabilities	17,454	16,841
Deferred income taxes	—	10,166

Total liabilities	644,071	615,243
Minority interests	19,614	20,317
Stockholders’equity	164,034	122,446

Total liabilities and equity	$827,719	$758,006

Adjusted Debt
(In Thousands)
A reconciliation of long-term debt and capital lease obligations, the most directly comparable U.S. GAAP measure, to Adjusted Debt is indicated as follows:

Sept. 30,
2007
Adjusted Debt — Consolidated
Long term debt and capital lease obligations	$581,147
Less: Clift Capitalized Lease	(79,408)

Adjusted debt — Consolidated	501,739

Other Data
(In Thousands)

Proportionate Share of Debt — Joint Ventures

London	$107,586
Shore Club	8,589
Mondrian South Beach	57,636
Hard Rock	253,080

Proportionate share of debt — joint ventures	426,891

Investments in Non-EBITDA Producing Assets

Delano expansion	$16,909
Mondrian South Beach — represents investment of $15.8 million and proportionate share of debt of $57.6 million	73,386
Hard Rock — proportionate share of excess land (1) (2)	76,590
Hard Rock — proportionate share of intellectual property rights (2) (3)	22,977
Deposit and investment in Echelon	40,108
Mondrian Soho — equity investment	5,036
Mondrian Chicago — equity investment	669

Investments in Non-EBITDA Producing Assets	$235,675

(1)	Assumes our 33.3% share of 23 acres of excess land valued $10 million per acre, subject to purchase price adjustments.

(2)	The Company’s investment in Hard Rock was $43,603 at September 30, 2007.

(3)	Assumes our 33.3% share of Hard Rock branding rights with a value of $69 million in the purchase and sale contract, subject to purchase price adjustments.